UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 21, 2006


                            IRIS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                    1-11181                    94-2579751
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)


                                9172 ETON AVENUE
                              CHATSWORTH, CA 91311
                (Address of Principal Executive Offices/Zip Code)


                                 (818) 709-1244
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 5.02         DEPARTURE  OF DIRECTORS  OR  PRINCIPAL  OFFICERS;  ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)      AMENDMENT TO KEY EMPLOYEE  AGREEMENT WITH PRESIDENT AND CHIEF EXECUTIVE
         OFFICER

         On December 21, 2006 we entered into an amendment to our existing Key Employment Agreement with our President and Chief Executive Officer, Cesar M. Garcia for the purpose of conforming it to certain provisions of Internal Revenue Code Section 409A. The amendment prescribes a severance payment schedule in the event of Mr. Garcia's termination without "Cause," that seeks to avoid the imposition of an excise tax as contemplated by Internal Revenue Code Section 409A, and provides for the automatic amendment of the agreement upon adoption of final regulations such that severance payments made under the agreement are included in Mr. Garcia's gross income at the time of actual payment and are not included in his gross income and subject to the additional tax and interest that would be required by Section 409A prior to such actual payment.

         Attached as Exhibit 10.1 is a copy of the amendment, which is incorporated herein by reference.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS


         (c)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  10.1     IRIS  International,  Inc.  First  Amendment  to  Key
                           Employee   Agreement  for  Cesar  M.  Garcia,   dated
                           December 21, 2006.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           IRIS INTERNATIONAL, INC.



Date:    December 22, 2006          By:    /s/ Cesar M. Garcia
                                           -------------------------------------
                                           Cesar M. Garcia
                                           President and Chief Executive Officer


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